EXHIBIT 10.3

SERIES A PREFERRED STOCK PURCHASE AGREEMENT

THIS SERIES A PREFERRED STOCK PURCHASE AGREEMENT (this “Purchase Agreement”) is dated as of January 22, 2021 (the “Signature Date”), between Michael A. Nahass, an individual residing in the State of California (the “Seller”), and Terra Tech Corp., a Nevada corporation (the “Company”). The Seller and the Company are sometimes referred to herein as the “Parties.”

Recitals:

WHEREAS, the Seller presently is record and beneficial owner of four (4) shares of Series A Preferred Stock (the “Purchased Stock”) of the Company; and

WHEREAS, the Company desires to purchase the shares of Purchased Stock from the Seller and the Seller desires to sell the shares of Purchased Stock to the Company on the terms and conditions set forth in this Purchase Agreement.

NOW, THEREFORE, in consideration of the premises and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller and the Company, intending to be legally bound, hereby agree as follows:

ARTICLE I
PURCHASE AND SALE

1.1 The Closing. Subject to the terms and conditions set forth in this Purchase Agreement, the Seller shall sell to the Company and the Company shall purchase from the Seller the shares of Purchased Stock for an aggregate purchase price of Three Million One Hundred Thousand Dollars ($3,100,000.00) (the “Purchase Price”).

(a) The Purchase Price shall be tendered by the Company to the Seller as follows:

(i) A wire transfer into an account to be specified by the Seller of the sum of One Million Dollars ($1,000,000.00) in same-day funds (the “Wire”);

(ii) The Company’s unsecured Promissory Note in favor of the Seller in the face amount of One Million Fifty Thousand Dollars ($1,050,000.00) (the “Six-month Note”), the form of which Six-month Note is attached hereto as Exhibit 1.1(a)(ii); and

(iii) The Company’s unsecured Promissory Note in favor of the Seller in the face amount of One Million Fifty Thousand Dollars ($1,050,000.00) (the “12-month Note”; collectively, with the Six-month Note, the “Notes”), the form of which 12-month Note is attached hereto as Exhibit 1.1(a)(iii).

(b) The closing of the purchase and sale of the shares of Purchased Stock (the “Closing”) shall take place at such locale as the Parties may determine and shall occur immediately upon the Company’s closing of a private placement in the gross amount of not less than Three Million Five Hundred Thousand Dollars ($3,500,000.00) of its debt securities (the “Debt Transaction”) and receiving the net amount of such funds therefrom. The date of the Closing is hereinafter referred to as the “Closing Date.”

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1.2 Deliveries. At the Closing, the Parties shall deliver or shall cause to be delivered the following:

(a) By the Seller:

(i) A true and correct copy of the certificate representing the shares of Purchased Stock (the “Stock Certificate”), a copy of which Stock Certificate is attached hereto as Exhibit 1.2(a)(i); and

(ii) A Stock Power (or equivalent) form, in respect of the Stock Certificate, duly endorsed in blank, bearing the original wet-ink signature of the Seller, a copy of which Stock Power is attached hereto as Exhibit 1.2(a)(i).

(b) By the Company:

(i) Written confirmation from the Company’s bank that the Wire had been initiated on the Closing Date prior to such bank’s cut-off time for wire transfers;

(ii) Each of the Notes, each bearing the original wet-ink signature of an authorized executive officer of the Company; and

(iii) A copy of the resolutions of the Board of Directors (the “Board”) of the Company authorizing the execution and delivery to the Seller of this Purchase Agreement and each of the Notes, authorizing the initiation of the Wire, and authorizing and approving all of and the transactions contemplated by each of such documents.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of the Seller. The Seller hereby makes the following representations and warranties to the Company as of the date hereof:

(a) The Seller has full power and authority to enter into this Purchase Agreement and to consummate the transactions contemplated hereby. This Purchase Agreement has been duly and validly executed and delivered by the Seller and constitutes the legal, valid, and binding obligation of the Seller, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, or similar laws from time to time in effect that affect creditors’ rights generally, and by legal and equitable limitations on the availability of specific remedies.

(b) The execution, delivery, and performance by the Seller of this Purchase Agreement and consummation by the Seller of the transactions contemplated hereby do not and will not: (i) violate any decree or judgment of any court or other governmental authority applicable to or binding on the Seller; (ii) violate any provision of any federal or state statute, rule, or regulation that is, to the Seller’s knowledge, applicable to the Seller; or (iii) violate any contract to which the Seller or any of his assets or properties are bound, or conflict with, or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation of, any agreement, indenture, or instrument to which the Seller is a party. No consent or approval of, or filing with, any governmental authority or other person not a party hereto is required for the execution, delivery, and performance by the Seller of this Purchase Agreement or the consummation of the transactions contemplated hereby.

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(c) With respect to the transactions contemplated hereby, (i) the Seller is the sole record and beneficial owner of the shares of Purchased Securities, free and clear of any liens, charges, claims, restrictions, or encumbrances; (ii) the shares of Purchased Stock are not and will not be as of the Closing Date subject to any contractual transfer restriction; and (iii) upon the transfer of the shares of Purchased Stock to the Company, subject only to the Company’s actions in respect thereof, the Company shall, then and there, be able to return all of the shares of Purchased Stock to the Company’s treasury for cancellation.

(d) The Seller (i) is a sophisticated person with respect to the sale of the shares of Purchased Stock; (ii) as an officer and director of the Company has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale of the shares of Purchased Stock; and (iii) has independently, and based on such information as the Seller has deemed appropriate, both in the context of his status as an officer and director of the Company and utilizing an independent, third-party valuation that he co-commissioned, made his own analysis and decision to enter into this Purchase Agreement, except that the Seller has relied upon the Company’s express representations, warranties, and covenants in this Purchase Agreement. The Seller acknowledges that the Company has not given the Seller any investment advice, credit information, or opinion on the value of the shares of Preferred Stock or whether the sale thereof is prudent.

(e) There are no outstanding rights, options, subscriptions, or commitments, other than this Purchase Agreement, obligating the Seller with respect to the shares of Purchased Stock.

(f) The Seller has not taken any action that would give rise to any claim by any person for brokerage commissions, finder’s fees, or similar payments relating to this Purchase Agreement or the transactions contemplated hereby.

(g) No proceedings relating to the shares of Purchased Stock are pending or, to the knowledge of the Seller, threatened before any court, arbitrator, or administrative or governmental body that would adversely affect the Seller’s right to transfer the shares of Purchased Stock to the Company.

2.2 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Seller as of the date hereof:

(a) The Company has full power and authority to enter into this Purchase Agreement and to consummate the transactions contemplated hereby. This Purchase Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid, and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, or similar laws in effect that affect the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies.

(b) The execution, delivery and performance by the Company of this Purchase Agreement and consummation by the Company of the transactions contemplated hereby do not and will not: (i) violate the organizational documents of the Company, (ii) violate any decree or judgment of any court or other governmental authority applicable to or binding on the Company; (iii) violate any provision of any federal or state statute, rule, or regulation that is, to the Company’s knowledge, applicable to the Company; or (iv) violate any contract to which the Company is a party or by which the Company or any of its respective assets or properties are bound, or conflict with, or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation of, any agreement, indenture, or instrument to which the Company is a party. No consent or approval of, or filing with, any governmental authority or other person not a party hereto is required for the execution, delivery, and performance by the Company of this Purchase Agreement or the consummation of the transactions contemplated hereby.

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(c) The Board has thoroughly considered the transactions contemplated by this Agreement in the context of, inter alia, (i) relevant sections of the Nevada Revised Statutes and has concluded that the Company’s execution and delivery of this Purchase Agreement and its performance of its obligations herein will not violate the terms of such sections; (ii) an independent, third-party valuation that it commissioned; and (iii) the value of the Debt Transaction.

(d) The Company has not taken any action that would give rise to any claim by any person for brokerage commissions, finder’s fees, or similar payments relating to this Purchase Agreement or the transactions contemplated hereby.

(e) No proceedings relating to the shares of Purchased Stock are pending or, to the knowledge of the Company, threatened before any court, arbitrator, or administrative or governmental body that would adversely affect the Company’s right to purchase the shares of Purchased Stock from the Seller.

ARTICLE III
MISCELLANEOUS

3.1 Entire Agreement. This Purchase Agreement and the documents referenced herein contains the entire understanding of the Parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the Parties acknowledge have been merged into this Purchase Agreement and such other documents and the annexes and exhibits hereto and thereto.

3.2 Amendments; Waivers. No provision of this Purchase Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Seller and the Company or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition, or requirement of this Purchase Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition, or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to him or it thereafter.

3.3 Successors and Assigns. This Purchase Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. Neither of the Parties may assign this Purchase Agreement or any rights or obligations hereunder without the prior written consent of the other party.

3.4 No Third-Party Beneficiaries. This Purchase Agreement is intended for the benefit of the Parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

3.5 Governing Law. This Purchase Agreement and the provisions hereof are to be construed according to and are governed by the laws of the State of Nevada, without regard to principles of conflicts of laws thereof. The Parties agree that the federal and Nevada state courts located in the County of Clark shall have exclusive jurisdiction in connection with any dispute concerning or arising out of this Purchase Agreement or otherwise relating to the Parties’ relationship. In any action, lawsuit, or proceeding brought to enforce or interpret the provisions of this Purchase Agreement and/or arising out of or relating to any dispute between the Seller and the Company hereunder, the prevailing party shall be entitled to recover all of its or his costs and expenses relating thereto (including, without limitation, reasonable attorney’s fees and disbursements) in addition to any other relief to which either Party may be entitled. The Seller and the Company agree that any process or notice to be served or delivered in connection with any action, lawsuit, or proceeding brought hereunder may be accomplished in accordance with the notice provisions set forth above or as otherwise provided by applicable law.

TO THE MAXIMUM EXTENT POSSIBLE, THE SELLER AND THE COMPANY EACH HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATING TO THIS PURCHASE AGREEMENT.

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3.6 Notices. Any and all notices, service of process, or other communications or deliveries required or permitted to be given or made pursuant to any of the provisions of this Purchase Agreement shall be deemed to have been duly given or made for all purposes: (a) upon receipt, if given in person; (b) on the day of receipt, if sent by overnight mail or courier; (c) on the day of transmittal, if sent via electronic mail (provided that the sender of such electronic mail does not receive a notice or message indicating that such e-mail was unsuccessful); or (d) five days after being deposited with the U.S. Postal Service as certified or registered mail, return receipt requested, and postage prepaid, and in any case addressed as follows:

If to the Seller:

Michael A. Nahass

Or such other address as may be given to the Company from time to time.

If to the Company:

Terra Tech Corp.

2040 Main Street, Suite 225

Irvine, California 92614

Attn: Frank Knuettel II

E-mail: fknuettel@terratechcorp.com

Or such other address as may be given to the Seller from time to time.

3.7 Survival. The representations, warranties, agreements, and covenants contained herein shall survive the Closing.

3.8 Counterparts. This Purchase Agreement may be executed in two or more counterparts, and by different parties to this Purchase Agreement in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

3.9 Severability. In case any one or more of the provisions of this Purchase Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Purchase Agreement shall not in any way be affecting or impaired thereby and the Parties will attempt to agree upon a valid and enforceable provision that shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Purchase Agreement.

(Signature on following page)

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IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

TERRA TECH CORP.

By:
Frank Knuettel II,
Chief Executive Officer and President

MICHAEL A. NAHASS

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